EXHIBIT 4.5

                         FORM OF STOCK OPTION AGREEMENT
                          TO BE ENTERED INTO UNDER THE
                        DIRECTORS STOCK COMPENSATION PLAN


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                      NON-INCENTIVE STOCK OPTION AGREEMENT
                               GFSB BANCORP, INC.
                        DIRECTORS STOCK COMPENSATION PLAN


         A NON-INCENTIVE STOCK OPTION ("Option") for a total of _____ shares of Common Stock of GFSB Bancorp, Inc. (the "Corporation") is hereby granted to _________________ (the "Optionee") pursuant to the GFSB Bancorp, Inc. Directors Stock Compensation Plan ("Directors Plan"). The Option granted hereby is subject in all respects to the terms and provisions of the Directors Plan and this Agreement. The Directors Plan is hereby incorporated herein by reference.

         1. Exercise Price. The exercise price shall be $___________ for each share of Common Stock eligible to be exercised hereunder, which price is not less than 100% of the fair market value of the Common Stock on the date of grant of this Option (April 28, 2000).

         2. Exercise of Option. This Option shall be exercisable as of the date of grant.

                  (a) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to registered, his or her address and Social Security number (or if more than one, the names, addresses and Social Security numbers of each of such persons);

                           (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

                           (iii) be in writing and delivered in person or by certified mail to the Corporation at its main office.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash or by certified or cashier's check payable to the Corporation, in shares of Common Stock (including shares acquired pursuant to the exercise of this Option) with a fair market value equivalent to the purchase price of the shares to be acquired pursuant to this Option, by withholding some of the shares of Common Stock which are purchased upon the exercise of this Option or by any combination of the foregoing.

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                  (b) Restriction on Exercise.  This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representative or warranty to the Corporation as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, guardians, assigns or legal representatives of the Optionee.

         4. Term of Option.  This Option may be  exercised  until the earlier of
(i) ten years from the date of grant of this Option, or (ii) in the event the Optionee dies, one year after the date of death unless by its term it expires sooner. This Option may be exercised during such term only in accordance with the Directors Plan and the terms of this Agreement.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Director Plan.


                                      ON BEHALF OF THE PLAN
                                      ADMINISTRATOR OF THE GFSB
                                      BANCORP, INC. DIRECTORS  STOCK
                                      COMPENSATION PLAN



Date of Grant: April 28, 2000         By:_______________________________________


                                      Attest:___________________________________





Agreed to and accepted this ____ day of _____________, 2000:


______________________________________
Optionee


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                   GFSB BANCORP, INC. STOCK COMPENSATION PLAN
                    NON-INCENTIVE STOCK OPTION EXERCISE FORM


                             _______________________
                                      DATE


ATTN:             Corporate Secretary
                  GFSB  Bancorp, Inc.


Dear Sir or Madam:

The undersigned elects to exercise his/her Non-Incentive Stock Option to purchase ______________ shares of Common Stock of GFSB Bancorp, Inc., under and pursuant to a Notice of Grant of Non-Incentive Stock Option dated April 28, 2000.

Delivered herewith is cash, or a certified or cashier's check or GFSB Bancorp, Inc. Common Stock, or a combination thereof, in the amount of $______________ in payment of the option price. If Common Stock is enclosed in full or partial consideration of the purchase price, I am also attaching a notification from the Plan Administrator advising: (i) that such means of payment has been authorized and (ii) as to the fair market value of the shares proposed to be tendered by me as required by the provisions of the Plan.

The name or names to be on the stock certificate or certificates and the address and social security number or addresses and social security numbers of such person or persons is as follows:

Name:
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Address:
          ----------------------------------------------------------------------

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                 City                      State                     Zip Code

Social Security Number:
                         -------------------------------

Very truly yours,


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(Signature of Person or Persons Exercising the Option)


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                  (Print Name and Address)